UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	November 20, 2008

Southwest Airlines Co.
__________________________________________
(Exact name of registrant as specified in its charter)

Texas	1-7259	74-1563240
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

P. O. Box 36611, Dallas, Texas		75235-1611
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(214) 792-4000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 20, 2008, the Board of Directors (the "Board") of Southwest Airlines Co. (the "Company") appointed John G. Denison and Daniel D. Villanueva to serve as members of the Board.

An airline industry veteran, Mr. Denison previously served in an executive capacity with Global Aero Logistics Inc. ("Global"), an airline holding company, including as its Chairman of the Board. The Board has appointed Mr. Denison to serve on its Audit and Nominating and Corporate Governance Committees.

Mr. Villanueva is a partner in RC Fontis, a California-based private equity firm, and previously served as Managing Partner of Bastion Capital Corporation, a private equity investment fund. The Board has appointed Mr. Villanueva to serve on its Compensation Committee.

For their service as non-employee Board and Committee members, Mr. Denison and Mr. Villanueva will participate in the non-employee director compensation arrangements described in the Company’s 2008 Proxy Statement. In addition, pursuant to the Company’s 2007 Equity Incentive Plan, on November 20, 2008, Mr. Denison and Mr. Villanueva were each granted a non-qualified option to purchase 10,000 shares of the Company’s common stock at an exercise price of $7.76. Such options will vest with respect to one-third of the shares covered thereby annually, beginning on the first anniversary of the date of grant, and will expire ten years from the date of grant.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Southwest Airlines Co.

November 24, 2008	By:	Laura Wright

Name: Laura Wright
Title: SVP Finance & CFO